EXHIBIT (m)(1)(b)

AMENDED SCHEDULE A to MASTER DISTRIBUTION PLAN FOR CLASS A SHARES1

Dated: October 1, 2019

	Distribution and Service Fee	Effective Date
Calvert Management Series
Calvert Floating-Rate Advantage Fund	0.25%	10/10/2017
Calvert Responsible Municipal Income Fund	0.25%	12/31/16
Calvert Absolute Return Bond Fund	0.25%	2/15/17
The Calvert Fund
Calvert Income Fund	0.25%	12/31/16
Calvert Short Duration Income Fund	0.25%	12/31/16
Calvert Long-Term Income Fund	0.25%	12/31/16
Calvert Ultra-Short Duration Income Fund	0.25%	12/31/16
Calvert High Yield Bond Fund	0.25%	1/27/17
Calvert Responsible Index Series, Inc.
Calvert International Responsible Index Fund	0.25%	12/31/16
Calvert US Large-Cap Core Responsible Index Fund	0.25%	12/31/16
Calvert US Large-Cap Growth Responsible Index Fund	0.25%	12/31/16
Calvert US Large-Cap Value Responsible Index Fund	0.25%	12/31/16
Calvert US Mid-Cap Core Responsible Index Fund	0.25%	12/31/16
Calvert Impact Fund, Inc.
Calvert Small Cap Fund	0.25%	1/27/17
Calvert Global Energy Solutions Fund	0.25%	12/31/16
Calvert Global Water Fund	0.25%	12/31/16
Calvert Green Bond Fund	0.25%	12/31/16

	Distribution and Service Fee	Effective Date
Calvert Social Investment Fund
Calvert Balanced Fund	0.25%[2]	12/31/16
Calvert Bond Fund	0.25%[3]	12/31/16
Calvert Equity Fund	0.25%	1/3/17
Calvert Conservative Allocation Fund	0.25%	12/31/16
Calvert Moderate Allocation Fund	0.25%	12/31/16
Calvert Aggressive Allocation Fund	0.25%	12/31/16
Calvert World Values Fund, Inc.
Calvert Emerging Markets Advancement Fund	0.25%	10/1/19
Calvert Emerging Markets Equity Fund	0.25%	12/31/16
Calvert International Equity Fund	0.25%	1/6/17
Calvert International Opportunities Fund	0.25%	12/31/16
Calvert Mid-Cap Fund	0.25%	12/31/16

[1]	The fees shown are the fees authorized by the Board to be paid to Eaton Vance Distributors, Inc. (“EVD”) under the Class A distribution plan
[2]	For Calvert Balanced Fund, the fee is applied on assets under management (AUM) over $30 million.
[3]	The Master Distribution Plan for Class A Shares authorizes distribution and service fees of up to 0.25% annually. The Board has authorized distribution and service fees of 0.20% annually.